Exhibit 99.1

China Education Alliance Appoints New Chief Financial Officer

HARBIN, China, November 30, 2011-- /PRNewswire-Asia-FirstCall/ -- China Education Alliance, Inc. (NYSE: CEU) announced today the appointment of Ms. Cloris Li as Chief Financial Officer, effective November 30, 2011. Ms. Cloris Li replaces Ms. Alice Lee Rogers, who is taking on a new role as Vice President of the Company’s  North America business and operations. She became the Company’s Chief Financial Officer in March 2011.

Ms. Cloris Li has acquired substantial experience in professional accounting and auditing, financial planning, tax advising, risk control and internal controls. In 2010 and 2011, Ms. Cloris Li worked as a consultant for PricewaterhouseCoopers in China where she provided audit, internal control advisory and SOX compliance services to both private and public companies. Prior to that she was Vice President at China Authority Holding Inc., a Chinese investment firm that also provides advisory services to companies going public from 2007 to 2009. From 2004 to 2006, she was a senior auditor and tax advisor in Romano Business Accountants Pty. Ltd. In 2003, she worked as an associate at Zhejiang Xiacheng Certified Public Taxation Accounts and Zhejiang Hongda Certified Public Accounts. Ms. Cloris Li graduated with a BA in Accounting from Queensland University Technology in Australia. She is a Certified Public Accountant and a member of Certified Public Accountant Australia.

“We are pleased to have Cloris on board as our Chief Financial Officer,” said Mr. Xiqun Yu, CEO of China Education Alliance, Inc. “She has been involved, and acquired relevant skills, in all aspects of the life of a public company in the financial markets.   We are fully committed to transparency and best corporate governance practices and we believe that her financial skills and professional experience will help us reach a higher level. We expect Cloris to play a leading role in our business expansion and strengthen our internal financial controls, and financial planning and reporting.”

“I also want to thank Ms. Alice Lee Rogers for her hard work and commitment to our Company. We look forward to continuing to work with her in her new role.”

About China Education Alliance, Inc.

China Education Alliance, Inc. (www.chinaeducationalliance.com) is a fast-growing, leading, China-based company offering high-quality education resources and services to students ages 6 to 18 and adults (university students and professionals) ages 18 and over. For students ages 6 to 18, China Education Alliance offers supplemental, online exam-oriented training materials and onsite, exam-oriented training and tutoring services. The company provides online, downloadable famous-teacher resources and onsite, personalized instruction. All resources and tutoring services are provided by famous teachers within mainland China. The purpose of online exam-orientated resources and onsite tutoring is to help Chinese students (ages 6 to 18) pass the two most important and highly competitive exams in their educational career: the senior high school entrance and college entrance exams. For graduates and professionals age 18 and over, China Education Alliance provides vocational training including IT and several professional training programs.

Safe Harbor Statement

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: Certain statements in this press release, constitute forward-looking statements for purposes of the safe harbor provisions under The Private Securities Litigation Reform Act of 1995. These statements include, without limitation, statements regarding our ability to prepare the company for growth, the Company's planned expansion in 2009 and predictions and guidance relating to the Company's future financial performance. We have based these forward-looking statements largely on our current expectations and projections about future events and financial trends that we believe may affect our financial condition, results of operations, business strategy and financial needs and are not a guarantee of future performance but they involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements, which may include, but are not limited to, such factors as unanticipated changes in product demand especially in the education industry, pricing and demand trends for the Company's products, changes to government regulations, risk associated with operation of the Company's new facilities, risk associated with large scale implementation of the company's business plan, the ability to attract new customers, ability to increase its product's applications, cost of raw materials, downturns in the Chinese economy, and other information detailed from time to time in the Company's filings and future filings with the United States Securities and Exchange Commission. Investors are urged to consider these factors carefully in evaluating the forward-looking statements herein and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement. The forward-looking statements made herein speak only as of the date of this press release, readers are cautioned not to place undue reliance on any of them and the Company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company's expectations.

For more information, please contact:

Jenny Wu
Tel: +852 2232 3907
jwu@christensenIR.com